EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Countrywide Financial Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-06473; 333-72484; 333-131707; 333-131707-01; 333-131707-02; 333-131707-03) on Form S-3 and (Nos. 33-17271; 33-69498; 333-08638; No. 333-66095; 333-73089; 333-87417; 333-47096; 333-47128; 333-75990; 333-106560; 333-107649; 333-112994; 333-118363) on Form S-8 of Countrywide Financial Corporation of our reports dated February 27, 2006, with respect to the consolidated balance sheets of Countrywide Financial Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of earnings, changes in shareholders’ equity and comprehensive income, and cash flows for the years then ended, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, Annual Report on Form 10-K of Countrywide Financial Corporation.

/s/ KPMG LLP

Los Angeles, California
February 27, 2006